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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
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      Date of Report (Date of earliest event reported): April 28, 2006

                                VOYAGER ONE, INC.
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             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

        0-32737                                88-049002272
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(Commission File Number)              (IRS Employer Identification No.)

16 East Hinsdale Avenue, Hinsdale, IL                         60521
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Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (630) 325-7130




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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES
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On April 28, 2006, Voyager One, Inc. issued 200,000 shares of restricted common stock to an unaffiliated third party at $0.065 per share totaling $13,000.

On April 28, 2006, Voyager One, Inc. issued 15,718 shares of restricted common stock to its Vice President and Corporate Secretary, Cathy A. Persin, at $0.065 per share totaling $1,021.65.

On April 28, 2006, Voyager One, Inc. issued 6,255,448 shares of restricted common stock to Castle Hill Advisory Group at $0.065 per share totaling $406,604.10. Sebastien DuFort, our President and Acting Chief Financial Officer, is a 100% shareholder of Castle Hill Advisory Group.

On April 28, 2006, Voyager One, Inc. issued 6,507,249 shares of restricted common stock to Quest Manufacturing, Inc. at $0.065 per share totaling $422,971.19. John Lichter, our CEO, is a 100% shareholder of Quest Manufacturing, Inc.

On May 2, 2006, Voyager One, Inc. issued 142,857 shares of restricted common stock to its Vice President and Corporate Secretary, Cathy A. Persin, at $0.07 per share totaling $9,999.99.

The above shares were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act, as amended.

As of May 4, 2006, there are 36,933,359 shares of common stock issued and outstanding and 1,000,000 shares of preferred stock issued and outstanding.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 4, 2006                 VOYAGER ONE, INC.

                                   By: /s/ John Lichter
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                                   Chief Executive Officer



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